UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2009

METROPOLITAN HEALTH NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

0-28456	65-0635748
(Commission file number)	(I.R.S. Employer Identification No.)

250 Australian Avenue South, Suite 400
West Palm Beach, FL 33401
(Address of principal executive offices, including zip code)

(561) 805-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2009, Metropolitan Health Networks, Inc. (the “Company”) indicated that Michael Earley, Chairman of the Board and Chief Executive Officer of the Company, announced plans to step down as Chairman and CEO and that the Company will initiate a search for his successor.  Mr. Earley has agreed to serve as CEO until the earlier of March 31, 2010 or the engagement of his successor.  Eric Haskell, currently the Board’s Lead Independent Director, will assume the duties of Chairman as of December 7, 2009.  Mr. Earley will remain a member of the Board of Directors.  In the event a successor CEO is engaged prior to the March 31, 2010, Mr. Earley has agreed to provide certain consulting services to the Company through March 31, 2010 to assist in the executive transition process.

In consideration of Mr. Earley’s many years of valuable service to the Company, his agreement to assist in the executive search and succession process, and certain releases, the Company has agreed to offer Mr. Early certain additional benefits, which are evidenced in an amended and restated employment agreement dated as of December 4, 2009 (the “Amended Employment Agreement”).  Under the Amended Employment Agreement, Mr. Earley will receive the following unless he is terminated for cause or resigns without proper notice prior to March 31, 2010:

          (i)       the various benefits that he would have been entitled to receive under his prior equity compensation awards and employment agreement upon a termination without cause (which benefits are summarized in the Company’s Definitive Proxy Statement for the 2009 Annual Shareholders Meeting as filed with the Commission on April 29, 2009);

          (ii)      any bonus he would have received under the Company’s 2009 executive bonus plan;

          (iii)     payments and benefits equal to his current base salary and benefits until March 31, 2011, even if such date is beyond the actual one year anniversary of his cessation of service as the CEO; and

          (iv)      the extension of the exercise period on all outstanding stock options held by him to the earlier of December 31, 2010 or the option’s stated maturity date assuming he was then employed by the Company.

The Amended Employment Agreement provides that Mr. Earley can properly notice his resignation as the CEO by resigning at the request of the Company or by providing 45 days prior written notice.  The definition of events constituting cause for termination were also restricted to judicially determined acts of fraud.

The foregoing description of the Amended Employment Agreement is qualified in its entirety by reference to such agreement, filed as Exhibit 10.1 hereto, which is hereby incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits

          (d)       Exhibits

                       10.1      Amended and Restated Employment Agreement by and between the Company and Michael M. Earley

                       99.1      Press Release dated December 7, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2009

METROPOLITAN HEALTH NETWORKS, INC.

By:/s/ Roberto L. Palenzuela
Roberto L. Palenzuela
Secretary and General Counsel